                                                                    Exhibit d.24
                                     FORM OF
                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                               ING PARTNERS, INC.

     AMENDMENT made as of this __ day of ________, 2004, to the Investment Advisory Agreement dated as of May 1, 2003 (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

     1. SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE A attached hereto.

     2. SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE B attached hereto.

     3. In all other respects, the Agreement is confirmed and remains in full force and effect.

     4. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     5. This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

                                 ING LIFE INSURANCE AND ANNUITY COMPANY


                                 By:
                                 -----------------------------------------------
                                        Laurie M. Tillinghast
                                 Title: Vice President

                                 ING PARTNERS, INC.


                                 By:
                                 -----------------------------------------------
                                        James M. Hennessy
                                 Title: President

                                     FORM OF
                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

     ING Aeltus Enhanced Index Portfolio
     ING Alger Aggressive Growth Portfolio
     ING Alger Capital Appreciation Portfolio
     ING Alger Growth Portfolio
     ING American Century Small Cap Value Portfolio
     ING Baron Small Cap Growth Portfolio
     ING Fidelity(R)VIP Contrafund(R)Portfolio
     ING Fidelity(R)VIP Equity Income Portfolio
     ING Fidelity(R)VIP Growth Portfolio
     ING Fidelity(R)VIP Mid Cap Portfolio
     ING Goldman Sachs(R)Capital Growth Portfolio
     ING Goldman Sachs(R)Core Equity Portfolio
     ING JPMorgan Fleming International Portfolio
     ING JPMorgan Mid Cap Value Portfolio
     ING MFS Capital Opportunities Portfolio
     ING MFS Global Growth Portfolio
     ING OpCap Balanced Value Portfolio
     ING PIMCO Total Return Portfolio
     ING Salomon Brothers Aggressive Growth Portfolio
     ING Salomon Brothers Fundamental Value Portfolio
     ING Salomon Brothers Investors Value Portfolio
     ING T. Rowe Price Growth Equity Portfolio
     ING UBS U.S. Allocation Portfolio
     ING UBS U.S. Large Cap Equity Portfolio
     ING Van Kampen Comstock Portfolio


Dated: __________________________

                                     FORM OF
                               AMENDED SCHEDULE B

                                  ADVISORY FEES

SERIES                                                                    ADVISORY FEES
------                                                                    -------------
                                                          (As a percentage of average daily net assets)
ING Aeltus Enhanced Index Portfolio                                           0.60%
ING Alger Aggressive Growth Portfolio                                         0.85%
ING Alger Capital Appreciation Portfolio                                      0.70%
ING Alger Growth Portfolio                                                    0.80%
ING American Century Small Cap Value Portfolio                                1.00%
ING Baron Small Cap Growth Portfolio                                          0.85%
ING Fidelity(R)VIP Contrafund(R)Portfolio                      [0.00% while Series invested in Master
                                                                  0.58% for Standalone Series]
ING Fidelity(R)VIP Equity Income Portfolio                    [0.00% while Series invested in Master
                                                                  0.48% for Standalone Series]
ING Fidelity(R)VIP Growth Portfolio                           [0.00% while Series invested in Master
                                                                  0.58% for Standalone Series]
ING Fidelity(R)VIP Mid Cap Portfolio                          [0.00% while Series invested in Master
                                                                  0.58% for Standalone Series]
ING Goldman Sachs(R)Capital Growth Portfolio                                   0.85%
ING Goldman Sachs(R)Core Equity Portfolio                                      0.70%
ING JPMorgan Fleming International Portfolio                                  0.80%
ING JPMorgan Mid Cap Value Portfolio                                          0.75%
ING MFS Capital Opportunities Portfolio                                       0.65%
ING MFS Global Growth Portfolio                                               0.60%
ING OpCap Balanced Value Portfolio                                            0.80%
ING PIMCO Total Return Portfolio                                              0.50%
ING Salomon Brothers Aggressive Growth Portfolio        0.70% of the first $500 million of average daily
                                                                           net assets;
                                                                0.65% on assets over $500 million
ING Salomon Brothers Fundamental Value Portfolio                              0.90%
ING Salomon Brothers Investors Value Portfolio                                0.80%
ING T. Rowe Price Growth Equity Portfolio                                     0.60%
ING UBS U.S. Allocation Portfolio                                             0.85%
ING UBS U.S. Large Cap Equity Portfolio                 0.70% on the first $500 million of average daily
                                                                           net assets;
                                                                0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio                                             0.60%

Dated:  ___________________